Exhibit 10.9
AMENDED AND RESTATED
FORBEARANCE AGREEMENT
This Amended and Restated Forbearance Agreement (this “Agreement”) is dated as of November 16, 2009 by and among National Consumer Cooperative Bank, D/B/A National Cooperative Bank (“Borrower”), SunTrust Bank, as administrative agent (in such capacity, “Administrative Agent”), and the Banks (as defined below) signatory hereto.
WITNESSETH:
WHEREAS, pursuant to that certain Credit Agreement, dated as of May 1, 2006 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Administrative Agent, PNC Bank, National Association and Wachovia Bank, National Association, as co-syndication agents (“Syndication Agents”), Calyon New York Branch and Union Bank of California, N.A., as co-documentation agents (“Documentation Agents”), SunTrust Capital Markets, Inc., as lead arranger and book manager (“Arranger”; Administrative Agent, Syndication Agents, Documentation Agents and Arranger are each an “Agent” and are, collectively, the “Agents”), and the lenders party thereto from time to time (collectively, “Banks”), Banks have made certain loans and financial accommodations to Borrower;
WHEREAS, Borrower, Administrative Agent and the Banks signatory thereto are party to that certain Forbearance Agreement dated August 14, 2009 (as amended from time to time, the “Existing Forbearance Agreement”);
WHEREAS, the parties to the Existing Forbearance Agreement desire to amend and restate the Existing Forbearance Agreement in its entirety as provided herein;
WHEREAS, Borrower has notified Administrative Agent that certain Defaults and Events of Default have occurred and are continuing under the Credit Agreement as a result of (a) Borrower’s failure to maintain (i) the ratio of Consolidated Earnings Available for Fixed Charge to Consolidated Fixed Charges as required under Section 6.9(b) of the Credit Agreement for the period ended June 30, 2009, (ii) the ratio of Consolidated Debt to Consolidated Adjusted Net Worth as required under Section 6.9(c) of the Credit Agreement for the period ended June 30, 2009, (iii) the ratio of Nonperforming Assets to Total Loans as required under Section 6.9(e) of the Credit Agreement for the period ended May 31, 2009 and (iv) the Return on Average Assets as required under Section 6.9(g) of the Credit Agreement as of June 30, 2009, (b) Events of Default under Section 8.5 of the Credit Agreement with respect to Borrower’s failure to perform its obligations under the Senior Note Agreement, (c) the Revolving Credit Exposure as of September 30, 2009 in an amount equal to $165,417,268 exceeding the Aggregate Revolving Commitment of $165,000,000 as a result of the $30,000,000 reduction in the Aggregate Revolving Commitment on September 30, 2009 pursuant to that certain Notice of Irrevocable Reduction and Termination dated as of March 30, 2009 (the “Irrevocable Reduction Notice”), (d) any Default or Event of Default under the Credit Agreement that may occur solely as a result of the Thrift borrowing Federal funds prior to the date hereof from a Federal Reserve Bank under the Term Auction Facility of the Federal Reserve System Thrift incurred in accordance with applicable laws and regulations and safe and sound practice in breach of Section 7.1 of the Credit Agreement, and (e) Borrower’s failure to promptly notify Administrative Agent in writing of the foregoing pursuant to Section 6.7(a) of the Credit Agreement (collectively, the “Existing Events of Default”). No other Default or Event of Default is, or shall be deemed to be, an Existing Event of Default;

WHEREAS, Borrower has requested that Administrative Agent and Banks forbear from exercising remedies with respect to the Existing Events of Default as set forth herein; and
WHEREAS, on and subject to the terms and conditions set forth herein, Administrative Agent and Banks have agreed to forbear from exercising remedies with respect to the Existing Events of Default.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Forbearance Agreement in its entirety and further agree as follows:
1. Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Credit Agreement.
2. Events of Default and Forbearance. Administrative Agent and Banks hereby agree as of the Effective Date (defined below) to forbear from exercising the Enforcement Actions (defined below) solely with respect to the Existing Events of Default until the earliest to occur of any of the following (each, a “Termination Event”): (a) the occurrence of a breach or default under this Agreement; (b) the occurrence of a Default or Event of Default that does not constitute an Existing Event of Default; (c) the acceleration of all or any part of the Indebtedness outstanding under the Senior Notes or the Senior Note Agreement, any enforcement action with respect to the Senior Notes or upon payment by Borrower of any principal under the Senior Notes; (d) termination or amendment of any forbearance agreement entered into with the requisite holders of the Senior Notes or any other failure of any such agreement to continue to be in full force and effect; and (e) February 17, 2010 (the earliest date of occurrence of any Termination Event, the “Forbearance Termination Date”). The time period from the Effective Date to the Forbearance Termination Date is the “Forbearance Period.” Borrower acknowledges and agrees that upon the Forbearance Termination Date, the forbearance provided under this Section 2 shall terminate and Administrative Agent and Banks shall have the right to exercise any and all rights and remedies to the extent provided under Article 8 of the Credit Agreement or otherwise under the Loan Documents or under applicable law or at equity (collectively, the “Enforcement Actions”) due to the Existing Events of Default or any other Event of Default that has occurred and is continuing. Borrower hereby further acknowledges and agrees that from and after the Forbearance Termination Date, Administrative Agent and Banks shall be under no obligation of any kind whatsoever to forbear from exercising any remedies on account of the Existing Events of Default or any other Event of Default (whether similar or dissimilar to the Existing Events of Default).

Borrower hereby further acknowledges and agrees that during the Forbearance Period, Administrative Agent and Banks have no obligation to make any Loans to, or on behalf of, Borrower. The foregoing notwithstanding, if and to the extent that Administrative Agent or any Bank continue to make Revolving Loans, notwithstanding the occurrence of any Default or Event of Default, whether the Existing Events of Default or otherwise, (a) such Revolving Loans shall be made, issued, caused to be issued, or executed, as applicable, in Administrative Agent’s and such Bank’s sole and absolute discretion, and (b) no such action shall be construed as (i) a waiver or forbearance of any of Administrative Agent’s and Banks’ rights, remedies, and powers against Borrower, NCBFC or the Collateral (including, without limitation, the right to terminate without notice, the making of Revolving Loans) or (ii) a waiver of any such Default or Event of Default or the Existing Events of Default.
3. Forbearance Covenants by Borrower. As a material inducement to the execution by Administrative Agent and the undersigned Banks of this Agreement, each Borrower hereby agrees that it shall comply with each of the following covenants and that the failure to comply with any of such covenants shall constitute an immediate default under this Agreement and an immediate Event of Default under the Credit Agreement, which shall not be an Existing Event of Default, and shall result in the immediate termination of the forbearance by Banks as provided under Section 2 of this Agreement:
(a) Borrower shall maintain a minimum Cash balance of $30 million at all times during the Forbearance Period, unless otherwise consented to in writing by Majority Banks;
(b) At all times during the Forbearance Period, Borrower shall maintain a ratio of Nonperforming Assets of Borrower and its Subsidiaries to Total Loans (excluding letters of credit) of not greater than 0.075:1.0;
(c) Commencing by 4:00 p.m. (Eastern time) on November 18, 2009 and by 4:00 p.m. (Eastern time) each Wednesday thereafter, Borrower shall deliver to Administrative Agent, or its designated advisors, a Cash balance report as of close of business (Eastern time) on Friday of the previous week;
(d) Commencing by 4:00 p.m. (Eastern time) on November 20, 2009 and by 4:00 p.m. (Eastern time) each Friday thereafter, Borrower shall deliver to Administrative Agent, or its designated advisors, a 13-week rolling cash flow forecast together with a detailed variance report with respect to the previous 13-week rolling cash flow forecast delivered, which shall be in the form attached hereto as Exhibit A;

(e) on the day that is 30 days following the end of each calendar month, draft monthly financial statements including balance sheets, statements of income and statements of shareholders equity, and on the date that is 45 days following the end of each calendar month, final copies of such monthly financial statements, provided, however, that with respect to December 2009, such draft monthly financial statements shall be delivered not later than February 12, 2010 and such final monthly financial statements shall be delivered together with the annual financial statements to be delivered in accordance with Section 5.1 of the Credit Agreement;
(f) Borrower shall prepare and deliver to each of Administrative Agent and Banks, in form and detail reasonably satisfactory to Banks, such additional information (including information provided by Borrower to its other creditors) regarding the assets, liabilities, business and financial condition of Borrower, NCBFC and their respective subsidiaries (and projections relating thereto) as shall be reasonably requested by Administrative Agent or Banks;
(g) During the Forbearance Period, Borrower (i) shall not make any voluntary capital contribution to the Thrift (whether directly or through NCBFC) without the prior written consent of Majority Banks and (ii) shall, notwithstanding the limitation in Section 7.9(xiii) of the Credit Agreement or 5M of the Senior Note Agreement, be permitted to make a capital contribution expressly requested by the Office of Thrift Supervision or other Governmental Authority to the Thrift (whether directly or through NCBFC) in an aggregate amount up to $10 million without the prior written consent of Majority Banks; provided that Borrower remains in compliance with Section 3(a) above;
(h) During the Forbearance Period, Borrower shall not open any new depository account, securities account or investment account unless such account shall be maintained at one or more of the Banks; and
(i) Borrower shall allow full access to its books and records, inspection of its facilities and access to its officers, employees, independent certified public accountants, pursuant to and consistent with Section 6.2 of the Credit Agreement for Administrative Agent, Banks and their advisors (including, without limitation, Ambit Risk and Performance Consulting), it being understood that Borrower and/or its financial advisor shall have the opportunity to be present for any discussions with the independent certified public accountants.
4. Acknowledgements.
(a) Acknowledgement of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on November 13, 2009, Borrower was indebted to Administrative Agent and Banks for Loans and other financial accommodations under the Loan Documents in the following amounts:

Revolving Loans:	$150,646,573.50 principal plus accrued interest thereon plus accrued and unpaid fees, costs and expenses due and owing under the Loan Documents

Letters of Credit:	$417,268.00 plus accrued and unpaid fees, costs and expenses due and owing under the Loan Documents

All such obligations under the Credit Agreement owing by Borrower together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Administrative Agent and each Bank, are unconditionally owing by Borrower to each Bank, without offset, defense or counterclaim of any kind, nature or description whatsoever.
(b) Acknowledgement of Payment of Costs and Fees. Borrower hereby acknowledges, confirms and agrees that Borrower shall pay to Administrative Agent and each Bank all reasonable and documented costs, fees, expenses and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto.
(c) Acknowledgement of Security Interests. Borrower hereby acknowledges, confirms and agrees that Collateral Agent, for itself and the benefit of the Secured Creditors (as defined in the Security Agreement), has and shall continue to have valid, enforceable and perfected first-priority liens (subject to Permitted Liens and Liens permitted pursuant to Section 7.2 of the Credit Agreement) upon and security interests in the Collateral granted to Collateral Agent, for itself and the benefit of the Banks, pursuant to the Loan Documents or otherwise granted to or held by Collateral Agent, for itself and the benefit of the Secured Creditors (as defined in the Security Agreement).
(d) Acknowledgment of No Bank Obligations. Borrower hereby acknowledges, confirms and agrees that as a result of the Existing Events of Default, Administrative Agent and Banks have no obligations to make, issue or otherwise provide any Loans or other financial accommodations to Borrower.
(e) Acknowledgment of Interest Rates. Borrower hereby acknowledges, confirms and agrees that as a result of the Existing Events of Default (i) upon expiration of the applicable Interest Period in effect for any LIBOR Loans, such LIBOR Loans shall become Base Rate Loans, (ii) no Base Rate Loans may be converted into LIBOR Loans and (iii) Section 8(a) below shall be applicable with respect to all Base Rate Loans.
(f) Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (i) each of the Loan Documents to which it is a party has been duly executed and delivered to Administrative Agent and Banks thereto by Borrower, and each is in full force and effect as of the Forbearance Effective Date (except to the extent set forth therein), (ii) the agreements and obligations of Borrower contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, and Borrower has no valid defense to the enforcement of the obligations under the Credit Agreement, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting creditor rights and subject to equitable principles and (iii) Administrative Agent and each Bank are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

(g) Acknowledgment Regarding Voluntary Prepayments. Each of the Administrative Agent, Borrower and the Banks hereby acknowledge, confirm and agree that (i) (A) the prepayment of the Loans made pursuant to that certain Side Letter dated as of October 29, 2009 in the amount of $13,936,158.50 in respect of principal plus $70,164.69 in respect of accrued interest thereon shall be deemed a voluntary prepayment under the Credit Agreement and (B) the prepayment required under Section 9.(d) hereof shall be deemed a voluntary prepayment under the Credit Agreement (prepayments under clauses (A) and (B) collectively referred to herein as the “Specified Voluntary Prepayments”), (ii) the Revolving Commitments shall be reduced in an amount equal to the Specified Voluntary Prepayments (“Voluntary Commitment Reductions”), (iii) that the Voluntary Commitment Reductions shall be applied on a dollar-for-dollar basis against the $30,000,000 Revolving Commitment reduction that is required on December 31, 2009 pursuant to the Irrevocable Reduction Notice, and as a result thereof, there shall not be any further reduction of the Revolving Commitment on December 31, 2009 pursuant to the Irrevocable Reduction Notice, and (iv) after giving effect to the Voluntary Commitment Reductions, the aggregate amount of the Revolving Commitments is $132,568,725.12.
5. Representations and Warranties. Borrower hereby represents and warrants in favor of Administrative Agent and each Bank as follows:
(a) The execution, delivery and performance by Borrower of this Agreement are within Borrower’s powers and have been duly authorized by all necessary action on the part of Borrower;
(b) This Agreement has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting creditor rights and subject to equitable principles;
(c) The execution and delivery of this Agreement and performance by Borrower under the Credit Agreement, as amended from time to time, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of Borrower, (iii) will not violate any requirement of law except for violation that could not reasonably be expected to have a Material Adverse Effect, and (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon Borrower or its property, or give rise to a right thereunder to require any payment to be made by Borrower, except for violations, defaults or the creation of such rights that could not reasonably be expect to have a Material Adverse Effect;

(d) The representations and warranties set forth in Sections 3.8, 3.9, 3.10, and 3.11 of the Amended and Restated Notes Forbearance Agreement are hereby incorporated herein by reference as if made to Administrative Agent and each Bank in all respects; and
(e) Other than the Existing Events of Default, no event has occurred or is continuing, that would constitute a Default or an Event of Default under the Credit Agreement or any other Loan Documents.
6. Advice of Counsel. Borrower acknowledges that Borrower (a) has been advised by Administrative Agent to engage independent counsel of its own choosing to obtain legal advice with respect to this Agreement, (b) has obtained, or has had every opportunity to obtain, legal advice from independent counsel of its own choosing with respect to this Agreement (and to the extent it has chosen not to obtain legal advice of its own counsel, this choice was made freely and in knowing contradiction of the suggestion of Administrative Agent), (c) has read this Agreement in full and final form, and (d) has had this Agreement fully explained to it to its satisfaction.
7. Limitations. Except for the forbearance and other modifications expressly set forth herein, the Credit Agreement and all other existing Loan Documents shall remain unchanged and in full force and effect and Administrative Agent and each Bank expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents. The forbearance contained herein is limited to the precise terms hereof, and none of Administrative Agent or any Bank is obligated to consider or consent to any additional request by Borrower for any other forbearance with respect to the Credit Agreement.
8. Forbearance Fees.
(a) Notwithstanding anything to the contrary contained in the Credit Agreement, during the Forbearance Period, all Obligations shall accrue interest at a rate per annum equal to the Base Rate plus 3.00%.
(b) As consideration for Administrative Agent’s and Banks’ agreement to forbear from taking any Enforcement Action during the Forbearance Period, Borrower shall pay to Administrative Agent on the Effective Date, on behalf of Banks, a forbearance fee (“Forbearance Fee”) in the amount of $662,843.63, which shall be fully earned on the Effective Date and shall be allocated pro rata among Banks that execute this Agreement in accordance with each Bank’s Pro Rata Share.
9. Conditions to Effectiveness of this Agreement. This Agreement shall be deemed effective as of November 16, 2009 (the “Effective Date”), provided that all the following conditions have been satisfied, as determined in Administrative Agent’s and Majority Banks’ sole and absolute discretion, on or before the Effective Date:

(a) Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, duly executed counterparts of this Agreement from Borrower and the Majority Banks on or before the Effective Date;
(b) Administrative Agent shall have received on or before the Effective Date an executed amended and restated forbearance agreement between Borrower and the requisite holders of the Senior Notes in form and substance satisfactory to Administrative Agent and Majority Banks (the “Amended and Restated Notes Forbearance Agreement”);
(c) Borrower shall have paid all reasonable and documented fees, costs and expenses incurred in connection with this Agreement and any other Loan Documents that have been invoiced and are required to be paid hereunder or under the Credit Agreement (including, without limitation, the Forbearance Fee and legal fees and expenses) and, except with respect to the Forbearance Fee, that have been presented to Borrower at least three (3) Business Days prior to the Effective Date;
(d) Borrower shall have made a voluntary repayment of the Revolving Loans such that, after giving effect to such repayment in accordance with the terms of Sections 3(b) and 7(a) of the Intercreditor Agreement, the aggregate unpaid principal amount of the Revolving Loans shall not exceed $132,568,725.12; and
(e) The representations and warranties made or deemed made by Borrower under this Agreement shall be true and correct in all material respects.
10. Effect on the Loan Documents. (a) The Credit Agreement and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms (except as expressly modified hereby) and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Administrative Agent or any Bank under the Credit Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents. To the extent any provision in the Loan Documents restricts or otherwise prohibits certain acts by any Loan Party during an Event of Default, those provisions shall remain in full force and effect and are not waived, modified or excused unless specifically provided for in this Agreement.
(b) Upon and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c) Upon and after the Effective Date and until further notice, Borrower shall pay all interest due under the Credit Agreement on a monthly basis, with the first monthly interest payment due December 1, 2009, and on the first day of each month thereafter.
(d) During the Forbearance Period, Borrower shall not be required to comply with (i) the financial covenants set forth in Sections 6.9(a)-(e) and (g) of the Credit Agreement and (ii) the covenants incorporated by reference pursuant to Section 6.12 of the Credit Agreement or Section 11 of this Agreement to the extent that the Borrower is not required to comply with such covenants pursuant to the Amended and Restated Notes Forbearance Agreement.
(e) During the Forbearance Period, notwithstanding anything to the contrary in the Loan Documents, if any Governmental Authority having regulatory authority over Borrower or any Subsidiary shall take any action or issue any order or notice of the type set forth in Section 8.11 of the Credit Agreement, such action, order or notice shall not be deemed an Event of Default so long as it may be cured or complied with without violating the terms and conditions of this Agreement or any other Loan Document.
(f) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.
(g) The Credit Agreement is hereby amended as follows:
(1) Section 7.1(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(g) (1) borrowings by the Thrift of Federal funds from any Federal Reserve Bank under the Term Auction Facility of the Federal Reserve System and (2) secured or unsecured borrowings by the Thrift of Federal funds from any Federal Reserve Bank or any member of the Federal Reserve System for a period not to exceed 120 days, in each case so long as such borrowings are made in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking of the Thrift incurred in accordance with applicable laws and regulations and safe and sound practice.”
(2) Section 7.16 of the Credit Agreement is hereby amended by deleting the reference to “$54,000,000” and replacing it with “$65,000,000”.
(3) Section 7.16 of the Credit Agreement is hereby amended by deleting the reference to “December 31, 2009” and replacing it with “December 31, 2010”.

(h) During the Forbearance Period, notwithstanding anything to the contrary in the Loan Documents, any certificate delivered pursuant to Section 5.5 of the Credit Agreement shall certify that there exists no Event of Default under the Credit Agreement other than the Existing Events of Default and that there exists no default under the Credit Agreement or the Note Purchase Agreement, as modified by this Agreement and the Amended and Restated Notes Forbearance Agreement, respectively, and if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 6.9 of the Credit Agreement (other than the financial covenants set forth in Sections 6.9(a)-(e) and (g) thereof).
(i) Notwithstanding anything to the contrary contained in the Credit Agreement or herein, Administrative Agent, Collateral Agent and the Banks hereby consent to the establishment and maintenance of cash collateral funded by the Thrift in an amount not greater than $5.25 million in an account to be maintained at Wachovia Bank, National Association (“Wachovia”) and subject to a Lien granted by Thrift in favor of Wachovia to secure obligations owed to Wachovia in connection with the clearing account maintained by Thrift at Wachovia. Thrift will be permitted to enter into and perform its obligations under a security agreement in substantially the form attached hereto as Exhibit A.
(j) Notwithstanding anything to the contrary herein or in the Credit Agreement, Borrower shall be permitted to make a timely principal payment of not greater than $2,500,000 to the holders of the Class A Notes with respect to the principal payment due and payable on December 15, 2009 under the Class A Notes.
11. Most Favored Lender Clause. On the Effective Date, each negative and affirmative covenant (together with any defined terms and schedules related thereto) imposed under or in connection with the Senior Notes Agreement or the Amended and Restated Notes Forbearance Agreement, is hereby incorporated into this Agreement and shall apply as if fully set forth herein, except as may be amended, suspended or otherwise modified pursuant to the Amended and Restated Notes Forbearance Agreement. If, after the Effective Date, any holder of the Senior Notes or other holder of Indebtedness of Borrower or any Subsidiary (a) imposes any additional negative or affirmative covenant or event of default (including by amendment of an existing negative or affirmative covenant or event of default, by waiver or consent or otherwise) that is more restrictive on Borrower or any Subsidiary (or more favorable to such Bank or other holder of Indebtedness) than the covenants or events of default contained in this Agreement or the Credit Agreement, or (b) increases the amount of any fees, interest and/or other economic consideration to such Creditor or other holder of Indebtedness, or (c) adds additional fees, interest and/or other economic consideration to such Creditor or other holder of Indebtedness, then Borrower shall promptly notify Agent and each Bank and (irrespective of such notification) this Agreement and the Credit Agreement shall be deemed to be amended automatically to incorporate such additional, more restrictive or more favorable covenant, event of default or other provision (together with any defined terms and schedules related thereto) as of such date. Notwithstanding the foregoing, (y) the subsequent amendment, modification, release or termination of any such covenant, event of default or other provision in such other document or agreement shall not operate to amend, modify, release or terminate such covenant, event of default, additional fees, interest or other economic consideration or other provision as incorporated into the Credit Agreement pursuant hereto without the consent of Majority Banks and (z) no provision shall be incorporated by reference herein to the extent that it would be more favorable to Borrower, or less favorable to Banks, than any provision of this Agreement or the Credit Agreement that would be operative absent such incorporation.

12. Sharing Provisions under the Intercreditor Agreement. As of the date hereof, a Trigger Event (as defined in that certain Intercreditor and Collateral Agency Agreement dated as of April 30, 2009 by and among Administrative Agent, in its capacity as collateral agent and administrative agent under the Credit Agreement, and each of the Banks and Noteholders signatory thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”)) has occurred and SunTrust Bank, as Administrative Agent, has provided the required notice under Section 3(b) of the Intercreditor Agreement to implement the sharing provisions contained in Section 3 of the Intercreditor Agreement. Notwithstanding anything to the contrary contained in the Intercreditor Agreement, the Administrative Agent and the Banks hereby agree that “Shared Payments” (as defined in the Intercreditor Agreement) shall not include (i) any payments of interest in respect of the Secured Obligations (as defined in the Intercreditor Agreement), (ii) any fees in respect of the Financing Agreements (as defined in the Intercreditor Agreement), (iii) any payments of Excess Cash (as defined below), or (iv) any other payments required under this Agreement or the Amended and Restated Notes Forbearance Agreement; provided that such agreement is expressly conditioned upon the continued agreement of such arrangement by the holders of the Senior Notes.
13. Mandatory Prepayments.
(a) The provisions of Section 4.4(a) of the Amended and Restated Notes Forbearance Agreement are hereby incorporated herein by reference as if made in favor of Administrative Agent and each Bank in all respects; provided, however, any such payment under this Section 13(a) is without duplication of any other payment required under this Section 13 or any other Loan Document.
(b) On each Excess Cash Payment Date (as defined below), Borrower will pay to the Collateral Agent, for the ratable benefit of the Banks, an amount equal to the Banks’ ratable share (in accordance with Sections 3(b) and 7(a) of the Intercreditor Agreement) of Excess Cash (as defined below); provided, however, (i) any payment of Excess Cash will be without duplication of any other mandatory prepayment required under this Section 13 or any other Loan Document including any mandatory prepayment required under the Loan Documents with respect to proceeds which are also included in the calculation of Excess Cash. As used herein, “Excess Cash” shall mean, with respect to any calendar month, Cash of Borrower as of the last day of such calendar month as reflected in the Borrower’s draft monthly financial statements for such month required to be delivered pursuant to Section 3(e) hereof (exclusive of amounts included therein with respect to deposits in Borrower’s clearing account and other accounts where Borrower is acting as the custodian or in a fiduciary capacity for the Cash maintained in such accounts) in excess of $55 million; and “Excess Cash Payment Date” shall mean, with respect to any calendar month, the first Business Day after the date that the draft monthly financial statements for such calendar month are required to be delivered pursuant to Section 3(e) hereof, commencing with the first Business Day after the date that the draft monthly financial statements for October 2009 are required to be delivered (the “October Excess Cash Payment”); provided, that the October Excess Cash Payment shall be reduced on a dollar-for-dollar basis by the amount of the prepayment made under Section 9(d) hereof. Any prepayments of Excess Cash under this Section 13(b) will be deemed to be voluntary prepayments of principal for all purposes.

(c) Borrower shall make no principal payments to the holders of the Senior Notes unless Borrower concurrently makes a ratable payment to the Administrative Agent, for the ratable benefit of the Banks, in accordance with the terms of Sections 3(b) and 7(a) of the Intercreditor Agreement.
14. Restricted Payments, Investments and Loans. The provisions of Sections 4.7, 4.8 and 4.9 of the Amended and Restated Notes Forbearance Agreement are hereby incorporated herein by reference as if made in favor of Administrative Agent and each Bank in all respects.
15. Amendments to Senior Note Agreement, etc. Until the termination of any forbearance or waiver period under the Amended and Restated Notes Forbearance Agreement, Borrower shall not, without the written consent of Majority Banks, except as contemplated by the Amended and Restated Notes Forbearance Agreement, enter into any amendment of, or modification or supplement to, the Senior Note Agreement, the Amended and Restated Notes Forbearance Agreement, or any related agreements, or enter into any other agreements with any of the Noteholders or the Trustee with respect to the Senior Note Agreement or the Amended and Restated Notes Forbearance Agreement, that would have the direct or indirect effect of any of the following: shortening the date of maturity of any loan or note, increasing the stated principal amount of any loan or note or adding to such amounts, adding to or making more onerous the conditions for issuing letters of credit, accelerating the time or increasing the amount of payment of principal, interest or other amounts (other than as required herein), increasing the interest rate or effective interest rate on any Indebtedness (whether by changing a contractual or default rate, changing a reference or base rate (other than normal fluctuations in such rate as may be contemplated by changes in the reference rates in the Senior Note Agreement) or by changing an interest rate spread above a reference rate), increasing the amount of or imposing additional fees or costs, or adding covenants or other restrictions or making more onerous existing covenants.
16. No Fees, etc. None of Borrower, its Subsidiaries, NCBFC or their respective subsidiaries or affiliates has paid or will pay, directly or indirectly, any work fee, administrative agent’s fee or any other fee, charge, increased interest, premium or other consideration to, or has given or will give any additional security or collateral to, or has shortened or will shorten the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity in favor of or for the benefit of, any creditor of Borrower, any creditor of any Affiliate or any agent acting for or on behalf of any such creditors with respect to the Senior Note Agreement in connection with or as an inducement to enter into the Amended and Restated Notes Forbearance Agreement or similar agreement, other than the fees and payments described in the Amended and Restated Notes Forbearance Agreement (including any fees to counsel and financial advisors) and the forbearance fee described herein in each case payable under the terms of, and as disclosed in, the Amended and Restated Notes Forbearance Agreement.

17. Meetings. Borrower, NCBFC and their respective senior management and advisors shall make themselves available for such periodic meetings as Banks and Banks’ attorneys and advisors may reasonably request, to take place at mutually convenient times, in person or by telephone with representatives of Banks and Banks’ attorneys and advisors and any financial or other advisor or consultant to the Company and NCBFC, to discuss the Company’s and the NCBFC’s business operations and such other matters as such representatives may reasonably request.
18. Further Assurances. Borrower and NCBFC will cooperate with Administrative Agent and Banks and execute such further instruments and documents as the Administrative Agent and Banks shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement.
19. Notices. All notices and communications to Borrower and Administrative Agent shall be sent to the addresses and in the manner specified in the Credit Agreement. A copy of all notices and communications to Borrower shall simultaneously be delivered to:
National Consumer Cooperative Bank
2011 Crystal Drive, Suite 800
Arlington, VA 22202
Attention: Richard Reed
Phone: (202) 349-7446
Fax: (703) 647-4203
E-mail: rreed@ncb.coop
with a copy to:
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Emanuel C. Grillo, Esq.
Phone: (212) 813-8880
Fax: (212) 355-3333
E-mail: egrillo@goodwinprocter.com
20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
21. Loan Document . This Agreement shall be deemed to be a Loan Document for all purposes.

22. RELEASE BY BORROWER AND NCBFC. Effective on the date hereof, each of Borrower and NCBFC hereby waives, releases, remises and forever discharges Administrative Agent, each other Agent, each Bank, each of the other Secured Parties and each of their respective Affiliates, and each of the officers, directors, employees, and professionals of each Bank, Administrative Agent, each other Agent and each of the other Secured Parties and their respective Affiliates (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower or NCBFC ever had from the beginning of the world, now has or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee relating to the Credit Agreement or any other Loan Document, except for the duties and obligations expressly set forth in this Agreement or with respect to any act or omission that is taken or occurs after the Effective Date.
23. Time of Essence. Time is of the essence in the payment and performance of each of the obligations of Borrower and with respect to all covenants and conditions to be satisfied by Borrower in this Agreement and all documents, acknowledgments and instruments delivered in connection herewith.
24. Integration. This Agreement (together with the other Loan Documents (each as amended, supplemented or otherwise modified from time to time)) sets forth in full the terms of agreement between the parties and is intended as the full, complete and exclusive contract governing the relationship between the parties with respect to the transactions contemplated herein, superseding all other discussions, promises, representations, warranties, agreements and understandings, whether written or oral, between the parties with respect thereto.
25. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
26. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
27. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Agreement as of the day and year first written above.

NATIONAL CONSUMER COOPERATIVE BANK, as Borrower
By:
Name:
Title:

Acknowledged and agreed this
16th day of November, 2009:

NCB FINANCIAL CORPORATION
By:
Name:
Title:

SUNTRUST BANK, as Administrative Agent and a Bank
By:
Name:
Title:

BANK OF AMERICA, N.A., as a Bank
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION., as a Bank
By:
Name:
Title:

WACHOVIA BANK, N.A., as a Bank
By:
Name:
Title:

CALYON NEW YORK BRANCH, as a Bank
By:
Name:
Title:

By:
Name:
Title:

UNION BANK, N.A., as a Bank
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Bank
By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Bank
By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Bank
By:
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as a Bank
By:
Name:
Title:

MIZUHO CORPORATE BANK (USA), as a Bank
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Bank
By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Bank
By:
Name:
Title:

TAIPEI FUBON COMMERCIAL BANK, NEW YORK AGENCY, as a Bank
By:
Name:
Title:

FIRST COMMERCIAL BANK, LOS ANGELES BRANCH, as a Bank
By:
Name:
Title:

Exhibit A
Form of Wachovia Security Agreement